Exhibit 10.1

EXECUTION COPY

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, dated as of June 6, 2008, between iGate Corporation, a Pennsylvania corporation, (the “Company”), and Ashok K. Trivedi, an individual (the “Employee”).

WHEREAS, the Employee, until April 1, 2008, was Co-Chairman and President of the Company;

WHEREAS, the Employee resigned as President effective April 1, 2008 (the “Effective Date”);

WHEREAS, the Company and the Employee desire to set forth in this Agreement the terms on which the Company will continue to employ the Employee in a non-executive capacity;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the Company and the Employee hereby agree as follows:

1.	Position and Duties.

(a) The Company agrees to employ the Employee for the term of this Agreement in a non-executive capacity to provide advisory services to the Company. Employee’s employment is not intended to be full time and Employee shall be permitted to engage in such other business, community and charitable activities as deemed appropriate by Employee, so long as such activities are not directly competitive with the Company or its business.

(b) The Employee hereby accepts such employment.

2.	Term.

Subject to Section 4 hereof, the term of employment of the Employee under this Agreement shall commence on the Effective Date and shall terminate on the earlier to occur of: (i) the tenth anniversary of the Effective Date; (ii) the Employee’s death; or (iii) the Employee becoming the beneficial holder of less than 5% of the issued and outstanding common stock of the Company (the “Expiration Date”).

3.	Compensation.

In consideration for the Employee’s agreements contained herein, and as compensation to the Employee for the performance of the services required hereunder, the Company shall pay or grant to him the following salary and other compensation and benefits:

(a) In the event that the Employee has not received cash dividend payments from the Company during a calendar year in an aggregate amount equal to or greater than $250,000 ($250,000 being the initial “Base Salary”) prior to December 31, then the Company shall pay Employee in cash, on December 31 of such calendar year, salary in an amount, which, when combined with the prior dividend payments received by Employee in such calendar year, if any, will equal the Base Salary; provided, however, that if the Employee at any time during the term of this Agreement becomes the beneficial holder of less than 10% of the issued and outstanding common stock of the Company, the Base Salary shall be reduced to $50,000;

(b) reimbursement for reasonable travel and other expenses incurred by Employee in performing his obligations hereunder pursuant to the terms and conditions of the Company’s policy in respect thereto;

(c) an office in Pittsburgh, Pennsylvania or Delhi, India (in such specific location as the Employee shall select), a full-time administrative assistant and a car, in each case on a continuing basis reasonably comparable to that provided to Employee currently, until the termination of this Agreement;

(d) applicable medical healthcare benefits provided by the Company pursuant to the terms of the applicable plans and any changes thereto:

(e) reimbursement for reasonable travel and other expenses incurred by Employee for attendance at relevant industry conferences, trade shows, or similar events; and

(f) any other benefits, which are or become generally available to all Company employees.

4.	Termination of Employment.

The Company may terminate this Agreement prior to the Expiration Date (and the Employee’s employment hereunder shall terminate) solely for “Cause”.

As used in this Agreement, the following terms shall have the meanings set forth:

(a) Cause. Termination by the Company of employment for “Cause” shall mean termination upon the willful and continued failure by the Employee to substantially perform his duties or obligations after a written demand for substantial performance is delivered to the Employee by the Board of Directors which specifically identifies the manner in which the Board of Directors believes that the Employee has not substantially performed his duties, and which failure has not been cured within thirty days after such written demand.

(b) Notice of Termination. Any purported termination by the Company shall be communicated by written Notice of Termination to the Employee in accordance with Section 9 hereof.

5.	Compensation Upon Termination.

If the Employee’s employment terminates for any reason, the Company shall pay to the Employee (or his estate in the case of death), on the termination date, an amount equal to (a) the product of the applicable Base Salary multiplied by a fraction, the numerator of which is the number of days the Employee was employed during the calendar year of the date of termination and the denominator of which is 365, reduced by (b) the value of any dividends declared or paid in such calendar year with respect to Company shares owned by Employee prior to the date of termination.

Apart from the termination payment calculated in accordance with this Section 5, the Company shall have no further obligations to the Employee under this Agreement following the date of termination.

6.	Indemnification.

(a) The Company shall indemnify and hold harmless to the full extent not prohibited by law, as the same exists or may hereinafter be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Company is permitted to provide prior to such amendment), the Employee or his estate if made a party to, or threatened to be made a party to, or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Company or otherwise (hereinafter, a “proceeding”), by reason of the fact that he, or a person of whom he is the heir, executor, or administrator, is or was a director, officer or controlling person (within the meaning of the Securities Exchange Act of 1934, as amended) of the Company or is or was serving at the request of the Company as a director, officer or trustee of another Company or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by the Employee while acting in an official capacity as a director, officer or controlling person of the Company or in any other capacity on behalf of the Company, against all expenses, liability and loss, including but not limited to attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement whether with or without court approval, actually incurred or paid by the Employee in connection therewith.

(b) Subject to the limitation set forth above concerning proceedings initiated by the Employee, the right to indemnification conferred in this Section 7 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his rights under this Section 7 in advance of the final disposition thereof promptly after receipt by the Company of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by the Employee in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Employee, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he is not entitled to be indemnified by the Company under this Section 7, or in the case of a criminal action, the majority of the Board of Directors so determines that he is not entitled to be indemnified by the Company, or otherwise.

(c) The right to indemnification and advancement of expenses provided herein shall continue as to the Employee after he has ceased to be employed by the Company or to serve in any of the other capacities described herein, and shall inure to the benefit of his heirs, executors and administrators.

(d) The Company shall reimburse the Employee for the expenses (including attorneys’ fees and disbursements) incurred in successfully prosecuting or defending any dispute related to his right to indemnification hereunder.

(e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in this Section 7 shall not be deemed exclusive of any other rights to which the Employee may be entitled under the articles of incorporation, any bylaw, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his official capacity and as to actions in any other capacity while holding that office.

7.	Confidentiality.

The Employee agrees to keep secret all trade secret and proprietary information of the Company and its subsidiaries and affiliates and not to disclose them to anyone outside the Company or its subsidiaries and affiliates, either during or for one year after his employment with the Company, except with the Company’s prior written consent or as required by law.

8.	Arbitration.

Any disputes hereunder shall be settled by arbitration in Pittsburgh, Pennsylvania under the auspices of, and in accordance with the rules of, the American Arbitration Association, and the decision in such arbitration shall be final and conclusive on the parties and judgment upon such decision may be entered in any court having jurisdiction thereof. The prevailing party in such dispute shall pay the expenses (including reasonable legal fees) associated with such arbitration.

9.	Notices.

All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be delivered personally, by overnight courier, or by registered or certified mail addressed to the party concerned at the following addresses:

If to the Company:

iGate Corporation

6528 Kaiser Drive

Fremont, CA 94555

If to the Employee, to the address listed on the signature page of this Agreement.

or to such other address as shall be designated by notice in writing to the other party in accordance herewith. Notices and other communications hereunder shall be deemed effectively given when personally delivered, or, if sent by overnight courier or by mail, upon receipt.

10.	Miscellaneous.

(a) This Agreement supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

(b) (i) This Agreement shall inure to the benefit of the Employee’s heirs, representatives or estate to the extent stated herein.

(ii) This Agreement shall be binding on the successors and assigns of the Company.

(c) This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance.

SIGNATURE PAGE (TRIVEDI EMPLOYMENT AGREEMENT)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

iGATE CORPORATION

By:	/s/ RAMACHANDRAN NATESAN
Name:	RAMACHANDRAN NATESAN
Title:	Chief Financial Officer

EMPLOYEE

/s/ Ashok K. Trivedi
Ashok K. Trivedi

Address:	1446 Peterson Place Pittsburgh, PA 15241 USA